UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 30, 2008

Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)
(276) 326-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 30, 2008 the registrant and participants amended the 2000 Executive Retention Plan in order to comply with IRC Section 409(A) and to provide for certain changes in the benefit formula, and various other provisions. The plan amendment substitutes a defined benefit in lieu of the previous indexed benefit and also adds two new participants, David D. Brown, CFO and Gary R. Mills, CCO. Continuing participants include Robert L. Buzzo, E. Stephen Lilly, John M. Mendez, Janice K. Miller, Robert L. Schumacher, Stephen H. Warden, and Ruth A. White.
The restated Supplemental Executive Retirement Plan provides for an annual retirement benefit of 35% of projected final three year average compensation based on a 3% annual salary progression. Benefits are payable at normal retirement age 62 or early retirement, as defined, subject to reduction of the benefit amount. Projected benefits under the new plan result in a combined $55,000 reduction in aggregate annual benefits, versus previous plan projected benefits and subject all participants to a new $80,000 individual cap in the annual benefit. Full vesting is attained upon completion of 20 years of service. A specimen of the plan document is included by exhibit. Each participant is a party to an individual plan agreement, which is substantially identical except as to salary, title and years of service.
A copy of the New Plan is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
(d) The following exhibit is included with this report:

Exhibit No.	Exhibit Description

10.1	First Community Bancshares, Inc. and Affiliates Executive Retention Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.
Date: January 5, 2009	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer